SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 31, 2003

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 McCarthy Boulevard, #100, Milpitas, CA 95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

Item 5.	Other Events.

Item 7.	Financial Statements and Exhibits.

Exhibit Index

EXHIBIT 99.1

EXHIBIT 99.2

Item 5.    Other Events.

On July 31, 2003, California Micro Devices Corporation (the “Registrant”), announced the private placement of approximately 2,400,000 shares of the Registrant’s common stock at $2.25 per share, raising approximately $5,500,000. In connection with the private placement, the Registrant issued the investors warrants to purchase approximately 730,000 shares of the Registrant’s common stock with an exercise price of $3.00. A copy of the press release issued by the Registrant on July 31, 2003 concerning the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On July 31, 2003, the Registrant announced that it had extended its credit facility with Silicon Valley Bank for an additional year. The credit facility is comprised of a $3.7 million working capital facility and a $3.5 million equipment financing facility, with a combined cap of $5 million. The Registrant has fully utilized the equipment facility. A copy of the press release issued by the Registrant on July 31, 2003 concerning the foregoing is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

99.1	News release of Registrant is furnished at the end of this Current Report.

99.2	News release of Registrant is furnished at the end of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA MICRO DEVICES CORPORATION (registrant)

Date:	August 5, 2003	By	/s/ ROBERT V. DICKINSON
Robert V. Dickinson President and Chief Executive Officer

Exhibit Index

Exhibit	Description

99.1	Registrant’s news release dated July 31, 2003, which is being furnished pursuant to Item 5 of Form 8-K.

99.2	Registrant’s news release dated July 31, 2003, which is being furnished pursuant to Item 5 of Form 8-K.